                                    EXHIBIT 11(a)

                           Consent of Price Waterhouse LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 13 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 14, 1997 relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report of the OFFITBANK High Yield Fund, OFFITBANK Emerging Markets Fund, OFFITBANK Latin America Total Return Fund, and OFFITBANK New York Municipal Fund (each constituting a portfolio of The OFFITBANK Investment Fund, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in the Statement of Additional Information and under the heading "Financial Highlights" in the Prospectus.



PRICE WATERHOUSE LLP
New York, New York
January 23, 1998